EXHIBIT 10.23(b)

SECOND AMENDMENT

THIS SECOND AMENDMENT dated as of August 8, 2006 (this “Amendment”) amends the Multicurrency Credit Agreement (as previously amended, the “Credit Agreement”) dated as of May 28, 2004 among BRIGGS & STRATTON CORPORATION, a Wisconsin corporation (the “Company”), various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement to permit the Company to make additional purchases of its own shares for a limited period of time;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1            AMENDMENT.  Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the first sentence of Section 8.09 of the Credit Agreement shall be amended by (a) deleting the word “and” before clause (iv) therein and substituting a semi-colon therefor; and (b) deleting the period at the end thereof and substituting the following therefor:

; and (v) in addition, during the period from August 10, 2006 through February 8, 2008, the Company may repurchase shares of its common stock for aggregate consideration not exceeding $120,000,000.

SECTION 2            REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to the Administrative Agent and the Banks on the Amendment Effective Date that (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Default exists or will result from the execution and delivery of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) have received all necessary governmental approval and (iv) do not and will not (x) contravene the terms of the Organization Documents of the Company, (y) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any of its Subsidiaries or its property is subject or (z) violate any Requirement of Law applicable to the Company or any of its Subsidiaries; and (e) the Amended Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3            EFFECTIVENESS.  The amendments set forth in Section 1 above shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received, a counterpart of this Amendment executed by the Company and the Required Banks.

SECTION 4            MISCELLANEOUS.

4.1           Continuing Effectiveness, etc.  As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  After the Amendment Effective Date, all references in the Credit Agreement, each other Loan Document and any related document to the “Credit Agreement” or similar terms shall refer to the Amended Agreement.

4.2           Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3           Expenses.  The Company agrees to pay the reasonable costs and expenses of the Administrative Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

4.4           Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

4.5           Successors and Assigns.  This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of  the Company, the Banks and the Administrative Agent and the successors and assigns of the Banks and the Administrative Agent.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BRIGGS & STRATTON CORPORATION

By:	/s/ CARITA R. TWINEM
Name:	Carita R. Twinem
Title:	Treasurer

BANK OF AMERICA, N.A., as Administrative Agent and a Bank

By:	/s/ JEFFREY A. ARMITAGE
Name:	Jeffrey A. Armitage
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ JON R. HUITINK
Name:	Jon R. Huitink
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ CAROLINE V. KRIDER
Name:	Caroline V. Krider
Title:	Vice President and Senior Lender

M&I MARSHALL & ILSLEY BANK

By:	/s/ RONALD J. CAREY
Name:	Ronald J. Carey
Title:	Vice President

By:	/s/ JAMES R. MILLER
Name:	James R. Miller
Title:	Senior Vice President

ASSOCIATED BANK NA

By:	/s/ JOSEPH J. GEHRKE
Name:	Joseph J. Gehrke
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ LOUIS D. SERIO
Name:	Louis D. Serio
Title:	Vice President

BNP PARIBAS

By:	/s/ CHRIS GRUMBOSKI
Name:	Chris Grumboski
Title:	Director

By:	/s/ TOMASZ RYDEL
Name:	Tomasz Rydel
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ MIKE KELLY
Name:	Mike Kelly
Title:	Vice President

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ JON R. HINARD
Name:	Jon R. Hinard
Title:	Senior Vice President

HARRIS N.A.

By:	/s/ THAD RASCHE
Name:	Thad Rasche
Title:	Director

FIFTH THIRD BANK

By:	/s/ DAVID MELIN
Name:	David Melin
Title:	Vice President